Exhibit 99.1

BioCardia Announces Positive Preliminary Clinical Consultation with Japan Pharmaceutical and Medical Device Agency on Cell Therapy for Ischemic Heart Failure

Sunnyvale, Calif.– September 22, 2025 - BioCardia®, Inc. [NASDAQ:BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announces it has had a positive preliminary clinical consultation with Japan’s Pharmaceutical and Medical Device Agency (PMDA) on the CardiAMP Heart Failure Trial results previously provided to the agency. The meeting was held in preparation for the formal clinical consultation on acceptability of the clinical data for submission of an application for approval.

PMDA requested additional details including clarification on positioning of the prespecified composite endpoints, background on statistical power, clinical rationale for the NTproBNP subgroup and their risk-benefit profile, anticipated target number of patients in Japan, and clinical development status in the United States. BioCardia is completing responses to their questions and anticipates formal clinical consultation near the end of the year.

“We look forward to working with the PMDA supporting their reviews of the three completed clinical trials with 178 ischemic heart failure patients”, said Peter Altman, PhD, BioCardia’s Chief Executive Officer. “Our focus is to enable access for patients with the greatest needs who have few if any therapeutic options. These are the patients who showed the most significant benefits in the recently completed CardiAMP HF study of our autologous minimally invasive cell therapy.”

About BioCardia®
BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information visit www.biocardia.com.

Forward Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, future regulatory submissions, future regulatory meetings, and outcomes of these regulatory discussions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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MEDIA CONTACT:

Miranda Peto, Investor Relations

mpeto@biocardia.com

(650) 226-0120

INVESTOR CONTACT:
David McClung, Chief Financial Officer

investors@biocardia.com

(650) 226-0120